UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Soap Silly Bath & Body Inc.
(Exact name of Registrant as specified in its charter)

California	2844	26-0641026
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25253 Sagecrest Cir
Stevenson Ranch CA	91381
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (661) 670-0250

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:
Soap Silly Bath & Body Inc. Inc.
Attn: Johanna Castillo, President
25253 Sagecrest Cir Stevenson Ranch CA 91381
Ph: (661) 670-0250

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE
Common Stock	1,452,500	$0.02(1)	$29,050	$1.14(2)

(1)	This price was arbitrarily determined by our Director
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August 1, 2008

PROSPECTUS
Soap Silly Bath & Body Inc. Inc.
1,452,500
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 1,452,500 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.02 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$29,050	None	$29,050

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: August 1, 2008

Table of Contents
Page
Summary	6
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	8
If we do not obtain additional financing, our business will fail	8
Because we will need additional financing to fund our activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	8
Because we have only recently commenced business operations, we face a high risk of business failure	9
Because our executive officers have limited training specific to the technicalities of managing a business, there is a higher risk our business will fail	9
Because of the unique difficulties and uncertainties inherent in the Beauty industry, we face a high risk of business failure	9
Because we anticipate our operating expenses will increase at a quicker rate than revenues, we may never achieve profitability	9
Because our president has agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	10
Because our president, Mrs. Johanna Castillo, owns 73.4% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions influenced by Mrs. Johanna Castillo are inconsistent with the best interests of other stockholders	10
Because our president, Mrs. Johanna Castillo, owns 73.4% of our outstanding common stock the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.	10
If we are unable to successfully compete within the bath and body business, we will not be able to achieve profitable operations.	10
Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.	11
Risks Related To Legal Uncertainty
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	11
Risks Related To This Offering
If a market for our common stock does not develop, shareholders may be unable to sell their shares	12
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	12
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	13

Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	14
Plan of Distribution	15
Description of Securities	16
Interest of Named Experts and Counsel	18
Description of Business	18
Legal Proceedings	19
Market for Common Equity and Related Stockholder Matters	19
Financial Statements	22
Plan of Operations	32
Changes in and Disagreements with Accountants	33
Directors and Executive Officers, promoters and Control Persons	33
Executive Compensation	34
Security Ownership of Certain Beneficial Owners and Management	36
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	36
Certain Relationships and Related Transactions	37
Available Information	37
Dealer Prospectus Delivery Obligation	38
Other Expenses of Issuance and Distribution	39
Indemnification of Directors and Officers	39
Recent Sales of Unregistered Securities	40
Table of Exhibits	41
Undertakings	41
Signatures	43

Summary

Soap Silly Bath & Body Inc.

We are a bath and body company that manufactures handmade bath and body products for the bath and body industry.  We have acquired a 100% interest in Soap Silly Bath & Body Inc. located in state of California in the United States.  The Company is newly formed. Due to our short operating history, there is little information upon which to base an evaluation of our business and prospects. We lack any meaningful financial history against which a potential investor can judge our performance or that, if known, would be of assistance in evaluating our business prospects or the merits of investing in Soap Silly Bath & Body Inc.  We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of products we will offer to our customers, as well as management’s reputation for fair pricing and quality. We also compete with other owners and operators for buyers of the products we manufacture.

Since we are in the early stage of our business plan, we have earned no revenues from our operations. As of April 30, 2008, we had $33,112 cash on hand and $200 in liabilities. Accordingly, our working capital position as of April 30, 2008 was $32,912.  Since our inception through April 30, 2008, we have incurred a net loss of $138.  We attribute our net loss to not having sufficient revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our fiscal year ended is April 30.

We were incorporated on June 13, 2007 under the laws of the state of California.  Our principal offices are located at 25253 Sagecrest Cir, Stevenson Ranch, CA 91381. Our resident agent is Johanna Castillo of 25253 Sagecrest Cir, Stevenson Ranch, CA 91381.  Our phone number is (661) 670-0250.

The Offering

Securities Being Offered	Up to 1,452,500 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.02 per share.  We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
5,452,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From Inception on June 13, 2007 through April 30, 2008 (audited)
Cash	$33,112
Total Assets	33,112
Liabilities	200
Total Stockholder’s Equity (Deficit)	32,912

Statement of Operations

Revenue	$0
Net Loss for Reporting Period	$138

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

As of April 30, 2008, we had cash in the amount of $33,112. Our cash on hand will allow us to acquire inventory and proceed with our business plan. We currently have begun operations and we have no income. We will require additional financing to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.  We are in the process of securing a larger and more adequate manufacturing facility site properly equipped for manufacturing larger bulk and properly training new employees to meet higher demand for our products and to accommodate our growth.

Soap Silly utilizes the following materials:  Molds for soap, oils such as Olive Oil, Castor Oil, Coconut Oil, Virgin Coconut Oil, Monoi de Tahiti Oil, Olive Squalane, Palm Oil, Palm Kernel Oil, Sunflower Oil, Rice Bran Oil, Emulsifying Wax NF, Emulsifying Conditioner, Preservatives, Beeswax, Packaging, Cocoa Butter, Shea Butter, Mango Butter, Rosehip Seed Oil, Cranberry Seed Oil, Blueberry Seed Oil, Carrot Seed Oil, Absolutes such as Cocoa Absolute, Essential Oils such as Lavender, Tea Tree, Lemon and many others, Fragrance oils, FD&C colorants, Oxides, Ultramarines used for colorant, Seeds used for exfoliating properties in body scrubs and soaps, sugar, in which also include organic ingredients as well.

All ingredients listed above are used for lip balms, lotions, creams, soaps, facial products, body scrubs, bath bombs, bubble bath cupcakes, bubble bars, lotions, facial care products.
All these products are used for hygiene, care of skin, novelty use.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the continuing response to advertising and our ability to increase our penetration of the bath and beauty marketplace.

Because we will need additional financing to fund our continuing expansion, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $138 for the period from our inception, June 13, 2007, to August 30, 2008, and have no sales.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new business ventures and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of our business plan.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on June 13, 2007 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officers have limited training specific to the technicalities of the production and sale of bath and beauty products we face a high risk of business failure.

Mrs. Johanna Castillo, our president and director, has limited training in the production and sales of bath and Body products.  As a result, our management may lack certain skills that are advantageous in managing such a company. In addition, Mrs. Johanna Castillo’s decisions and choices may not take into account standard business practices Bath and Beauty companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s limited experience in the Bath and Beauty Industry.

Because of the unique difficulties and uncertainties inherent in the bath and beauty business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new bath and beauty manufacturing companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the design, manufacture and sale of the products that we plan to offer. These potential problems include, but are not limited to, unanticipated problems relating to manufacturing and sales, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses while realizing minimal revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the successful development of our business..  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the sale of our products..  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mrs. Johanna Castillo, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mrs. Johanna Castillo nor do we maintain a key person life insurance policy for her.  Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of Mrs. Johanna Castillo, it is possible that Mrs. Joanna Castillo may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mrs. Johanna Castillo owns 73.4% of our outstanding common stock, investors may find that corporate decisions influenced by Mrs. Johanna Castillo are inconsistent with the best interests of other stockholders.

Mrs. Johanna Castillo is our president, chief financial officer and sole director.  She owns 73.4% of the outstanding shares of our common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mrs. Johanna Castillo may still differ from the interests of the other stockholders.

Because our president, Mrs. Johanna Castillo, owns 73.4% of our outstanding common stock, the market price of our shares would most likely decline if she were to sell a substantial number of shares all at once or in large blocks.

Our president, Mrs. Johanna Castillo, owns 4,000,000 shares of our common stock which equates to 73.4% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Mrs. Johanna Castillo will eventually be eligible to sell her shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

If we are unable to successfully compete within the bath and beauty business, we will not be able to achieve profitable operations.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Because of factors beyond our control which could affect the marketability of the products produced, we may have difficulty selling the products we manufacture.

Even if we design and produce the products intended, a ready market may not exist for the sale of the products. Numerous factors beyond our control may affect the marketability of any products manufactured.  These factors include market fluctuations, the proximity and capacity of bath and beauty product markets and government regulations.  These factors could inhibit our ability to sell products that we manufacture and have in inventory.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,452,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 26.6% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,452,500 shares of common stock offered through this prospectus.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of April 30, 2008 including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on  5,452,500 shares of common stock outstanding on April 30, 2008.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ahmad Kamar Bin Ahmad	12,500	12,500	zero	zero
Jose M. Abadin as custodian for Madaline F. Abadin UTMA/CA	12,500	12,500	zero	zero
Dorothy E. Bailey	12,500	12,500	zero	zero
Jane Louise Bailey	12,500	12,500	zero	zero
Ralph L. Baker	15,000	15,000	zero	zero
Cindy Buglione	12,500	12,500	zero	zero
Michael Buglione	12,500	12,500	zero	zero
Viola Cackler	12,500	12,500	zero	zero
Natalia Castillo	250,000	250,000	zero	zero
Melina Connell	12,500	12,500	zero	zero
Sharalee Connell	87,500	87,500	zero	zero
Sheri Lynn Conrad	12,500	12,500	zero	zero
Kirsten T. Gabriel	12,500	12,500	zero	zero
Charles Hazzard	100,000	100,000	zero	zero
Richard Henman	12,500	12,500	zero	zero
Rachel R. Lee	12,500	12,500	zero	zero

Christina Mabanta	200,000	200,000	zero	zero
Concepcion Mabanta	150,000	150,000	zero	zero
Justin Mabanta	150,000	150,000	zero	zero
Milissa Mabanta	150,000	150,000	zero	zero
Camillo Carvajal Magallongbvh	12,500	12,500	zero	zero
Maria Teresa Magallon	12,500	12,500	zero	zero
Maria Teresa Magallon as custodian for Andrew Steven Romero UTMA/Ca	12,500	12,500	zero	zero
Maria Teresa Magallon as custodian for Edward Christopher Romero UTMA/Ca	12,500	12,500	zero	zero
Maria Teresa Magallon as custodian for Teresa Anna Romero UTMA/Ca	12,500	12,500	zero	zero
Mauricio Castillo Romero	12,500	12,500	zero	zero
Carol A. Moore	12,500	12,500	zero	zero
Kristine Neff	12,500	12,500	zero	zero
Ralf Ortega	12,500	12,500	zero	zero
Victor M. Shannon	12,500	12,500	zero	zero
Elena Shinderman	25,000	25,000	zero	zero
Jane Swerdcow	12,500	12,500	zero	zero
Sandra Vasquez	12,500	12,500	zero	zero
Erica Zendegas	25,000	25,000	zero	zero

Other than as set forth below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors:

1.	Maurico Castillo Romero is the sister of our sole officer and director, Joanna Castillo.

2.	Natalia Castillo is the mother of our sole officer and director, Johanna Castillo.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities
Common Stock

We have 100,000,000 common shares authorized, with a par value of $0.001 per share, of which 5,452,500 shares were outstanding as of April 30, 2008.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The California Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business, or;

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Quicksilver Stock Transfer of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Wendy E. Miller, Esq. our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd., Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Moore & Associates, Chtd. has presented their report with respect to our audited financial statements.  The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

In General

We are a bath and body company that manufactures handmade bath and body products for the bath and body industry.  We have acquired a 100% interest in Soap Silly Bath & Body Inc. located in state of California in the United States.  The Company is newly formed. Due to our short operating history, there is little information upon which to base an evaluation of our business and prospects. We lack any meaningful financial history against which a potential investor can judge our performance or that, if known, would be of assistance in evaluating our business prospects or the merits of investing in Soap Silly Bath & Body Inc.  We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of products we will offer to our customers, as well as management’s reputation for fair pricing and quality. We also compete with other owners and operators for buyers of the products we manufacture.

Our plan of operations is to relocate to bigger more suitable premises and acquire sufficient inventory of required materials to allow us to produce and sell our line of bath and beauty products.

Competition

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among other things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Employees

We have no employees as of the date of this prospectus other than our president, secretary and sole director, Mrs. Johanna Castillo. We conduct our business largely through agreements with consultants and other independent third party vendors.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in California is Johanna Castillo,
25253 Sagecrest Cir Stevenson Ranch CA 91381

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-five (35) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the fiscal year ended April 30, 2008 including:

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Soap Silly Bath & Body, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Soap Silly Bath & Body, Inc. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders' equity and cash flows since inception on June 13, 2007 through April 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soap Silly Bath & Body, Inc. (A Development Stage Company) as of April 30, 2008, and the related statements of operations, stockholders' equity and cash flows for since inception on June 13, 2007 through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $38, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered Las Vegas,
Nevada May 29, 2008

2675 S. Jones Blvd. Suite 109. Las Vegas. NV 89146 (702) 253-7499 Fax (702) 253-7501

SOAP SILLY BATH & BODY, INC
A DEVELOPMENT STAGE COMPANY
BALANCE SHEET
APRIL 30, 2008

ASSETS

Cash and Cash Equivalents	$33.112

TOTAL ASSETS	$33,112

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loans from shareholders	$100
Accrued expenses	$100
TOTAL LIABILITIES	$200

Stockholders' Equity

Common stock, .001 par value, 100,000,000 shares Authorized, 5,452,500 shares issued and outstanding	$5,453
Additional paid-in capital	$27,598
Accumulated Deficit during development stage	$(138)

TOTAL STOCKHOLDERS' EQUITY	$32,912

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$33,112

See accompanying notes to financial statements

SOAP SILLY BATH & BODY, INC
A DEVELOPMENT STAGE COMPANY
STATEMENT OF INCOME
JUNE 13, 2007 (INCEPTION) TO April 30, 2008

REVENUES
Sales	$-
Interest and dividend income	$-

TOTAL REVENUES	$-

STARTUP EXPENSES
Incorporation Expenses	$100

TOTAL STARTUP EXPENSES	$100

OPERATING EXPENSES
Bank service charges	$8
Office supplies	$30

TOTAL OPERATING EXPENSES	$38
INCOME (LOSS) BEFORE TAX PROVISION	$(138)
INCOME TAX PROVISION
NET INCOME (LOSS)	$(138)

See accompanying notes to financial statements

SOAP SILLY BATH & BODY, INC
A DEVELOPMENT STAGE COMPANY
STATEMENT OF CASH FLOWS
APRIL 30, 2008

Operating Activities:
Net Income (Loss)	$(138)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Accrued expenses	$100

Net cash provided in operating activities	$(38)

Investing Activities:	$-

Financing Activities:
Loan	$100
Sale of common stock	$33,050

Net increase in cash	$33,112

Cash at beginning of year	$-

Cash & cash equivalents at April 30, 2008	$33,112

Supplemental Cash Flow Information
Cash paid for interest
Cash paid for income tax

See accompanying notes to financial statements

SOAP SILLY BATH & BODY, INC
A DEVELOPMENT STAGE COMPANY
STATEMENT OF STOCKHOLDERS' EQUITY
APRIL 30, 2008

	Common Stock Shares	Common Stock	Paid-In Capital	Deficit Accumulated during development Stages	Total
Balance June 13, 2007	0	$-	$-	$-	$-

Sale of Common Stock @ .001	4,000,000	$4,000			$4,000

Sale of Common Stock @ .002	1,452,500	$1,453	$27,598		$29,050

Net Income				$(138)	$(138)

Balance April 30, 2008	5,452,500	$5,453	$27,598	$(138)	$32,912

See accompanying notes to financial statements

SOAP SILLY BATH & BODY, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDING APRIL 30, 2008

1.	NATURE OF BUSINESS, GOING CONCERN UNCERTAINTY AND BASIS OF PRESENTATION

Nature of Business
Soap Silly Bath & Body, Inc. ("SSBB", the "Company") was incorporated in the State of California, United States, on June 13, 2007. The Company has an office in Stevenson Ranch, California, United States.

The Company is in the Development Stage of business. The Company has been formed to offer personal care products to the general public through its website www.soapsilly.com ..

Going Concern uncertainties
The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the forseeable future.

The Company has incurred a net loss of $138 for the period from incorporation on June 13, 2007 to April 30, 2008. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon the Company's ability to further raise funds and continued financial support from its major shareholders. There are no assurances that the Company will be successful in achieving these goals.

These financial statements do not give effect to adjustments to the amounts and classifications of the assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

Basis of presentation
The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

2.	SIGNIFICANT ACCOUNTING POLICIES

[a] Comparative numbers

Comparative balance sheet, statements of operations and cash flows for the corresponding period are not presented, as the company was incorporated on June 13, 2007.

[b] Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual resilts could differ from those estimates.

[c] Cash and cash equivalents

Cash equivalents usually consist of highly liquid investments that are readily convertible to cash with maturities of three months or less when purchased. As of April 30, 2008, the Company has $33,112 of funds held in a checking account with Wells Fargo.

[d] Property, plant and equipment

Property, plant and equipment are recorded at cost. Significant additions and improvements are capitalized, while repairs and maintenance are charged to expenses as incurred. Depreciation of property, plant and equipment is computed using the straight-line method based on the estimated useful lives of the assets.

[e] Income taxes

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the Company to recognize deferred tax liabilities and assets using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements carrying values and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

[f] Stock-based compensation

The Company has adopted the fair value method of accounting for stock-based compensation recommended by of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-based Compensation" with respect to the recognition, measurement, and disclosure of all stock-based compensation and other stock-based payments to employees and non-employees. Stock-based compensation granted to employees and non-employees is expensed at fair values as determined using the Black-Scholes option valuation model.

[g] Advertising costs

Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

3.	Stockholders' Equity

[a] Authorized

The authorized shares of the Company are as followed:

Class	Authorized number of shares
Common Shares, $0.001 par value	100,000,000

F - 6 (2)

[b] Issued

	Number Of Shares	$

Issuance of Common Stock @ .001	4,000,000	4,000
Issuance of Common Stock @ .002	1,452,500	29,050
Total	5,452,500	33,050

4.	Related Party Transactions

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties. Related party transactions not disclosed elsewhere in these financial statements are as follows:

The Company accrued Incorporation costs totaling $100 payable to Johanna Castillo which is included in the accrued expenses and accounts payable.

The Company received a loan from Johanna Castillo in the amount of $100 in order to facilitate the opening of a bank account which is included in the Cash and Loans from shareholders.

5.	Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission ("SEC") adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002("Section 404"), as amended by SEC Release No. 33-8889 on February 1, 2008. Commencing with its annual report for the fiscal year ending April 30, 2009, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management's responsibility for establishing and maintaining adequate internal control over its financial reporting; of management's assessment of the effectiveness of its internal control over financial reporting as of year end; and of the framework used by management to evaluate the effectiveness of the Company's internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor's attestation report separately on the Company's internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the FASB issued FASB Statement No. 157 "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. The Company does not anticipate that the adoption of this statement will have a material effect on the Company's financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company's financial condition and results of operations.

F - 6 (3)

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 "Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities" ("EITF Issue No. 07-3") which is effective for fiscal years beginning after December 15, 2007. EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) "Business Combinations" ("SFAS No. 141 (R)"), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company's year ending April 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141 (R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS No. 160"), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company's year ending April 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

F - 6 (4)

Plan of Operations

We were incorporated on June 13, 2007 under the laws of the state of California and became effective June 13, 2007.  We hold a 100% interest in the Soap Silly Bath & Body Inc., located in California, United States of America.  Mrs. Johanna Castillo is our President, CEO, Secretary, Treasurer, and sole director.

Our plan of operations is to relocate to bigger more suitable premises and acquire sufficient inventory of required materials to allow us to produce and sell our line of bath and beauty products.

During this development stage Mrs. Johanna Castillo, our President, will only be devoting approximately five to ten hours per week of her time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months.  If, however, the demands of our business require more business time of Mrs. Johanna Castillo such as raising additional capital or addressing unforeseen issues with regard to our business development, she is prepared to devote more time to our business. However, she may not be able to devote sufficient time to the management of our business, as and when needed.

We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months.

Off Balance Sheet Arrangements

As of April 30, 2008, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending April 30, 2008

We did not earn any revenues from inception through the fiscal year ending April 30, 2008.  We do not anticipate earning revenues until such time as we develop our line of products and begin significant distribution and sales.

We incurred operating expenses in the amount of $138.00 from our inception on June 13, 2007, until April 30, 2008. These operating expenses consisted of general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of April 30, 2008, we had cash of $33,112 and operating capital of $32.912

We have not attained profitable operations and are dependent upon obtaining financing to pursue activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of April 30, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held

Johanna Castillo	33	President, Secretary and Sole Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Mrs. Johanna Castillo, President, Secretary and sole director; has worked in the business of manufacturing and distributing specialty soap and bath products since 2002. She has grown and managed every phase of the development of the soap and bath product business, from formulations to manufacturing to promotion, selling and distributing. She is qualified to manage the business for Soap Silly Bath and Body.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Mrs. Johanna Castillo is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountants to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by an early development stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of her ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mrs. Johanna Castillo, President, Secretary, & Sole Director	2008	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for her service as officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Mrs. Johanna Castillo	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our director for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mrs. Johanna Castillo	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our director does not currently receive any compensation from the Company for her service as member of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 30, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 5,452,500 shares of common stock issued and outstanding on April 30, 2008.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Mrs. Johanna Castillo 25253 Sagecrest Cir Stevenson Ranch CA 91381	4,000,000	73.4%
Common	Total all executive officers and directors	4,000,000	73.4%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.14
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$0
Legal fees and expenses	$0

Total	$1.14

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the California Statutes and our bylaws.

Under the governing California statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by California law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under California law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue to 4,000,000 shares of common stock on November 25, 2007 to our sole officer and director, Mrs. Johanna Castillo, at a price of $0.001 per share.  The total proceeds received from this offering were $4,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 627,500 shares of our common stock at a price of $0.02 per share to a total of twenty-four (24) purchasers on January 23, 2008.  The total amount we received from this offering was $12,550. We completed an offering of 75,000 shares of our common stock at $0.02 per share to a total of five (5) purchasers on February 12, 2008. The total amount we received from this offering was $1,500.We completed an offering of 750,000 shares of our common stock at a price of $0.02 per share to a total of five (5) purchasers on April 24, 2008.  The total amount we received from this offering was $15,000.    The identity of the purchasers from all of these offerings is included in the selling shareholder table set forth above.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen Certificate
5.1	Wendy E. Miller, Esq., with consent to use

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in California, on October 7, 2008.

Soap Silly Bath & Body Inc.

By:	/s/ Johanna Castillo

Mrs. Johanna Castillo
President, Secretary and sole Director